Exhibit 5.3

LAW OFFICES

Albright, Stoddard, Warnick & Albright

G. VERN ALBRIGHT	A PROFESSIONAL CORPORATION	ESTABLISHED IN 1970
WILLIAM H. STODDARD	QUAIL PARK I, SUITE D-4
WHITNEY B. WARNICK	801 SOUTH RANCHO DRIVE
Also Licensed in Utah	LAS VEGAS, NEVADA 89106
G. MARK ALBRIGHT D. CHRIS ALBRIGHT WILLIAM H. STODDARD, JR. Also Licensed in California	(702) 384-7111 ❖ FAX: (702) 384-0605 EMAIL: bstoddard@albrightstoddard.com

May 24, 2017

CTR Partnership, L.P.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

CareTrust Capital Corp.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

Ladies and Gentlemen:

We have acted as special Nevada counsel to the entities listed on Exhibit A hereto (each a “Nevada Guarantor” and collectively the “Nevada Guarantors”), in connection with the Nevada Guarantors’ guarantee, along with the other guarantors (together with the Nevada Guarantors, the “Guarantors”) under the Indenture (as defined below), of the $300,000,000 aggregate principal amount of 5.25% Senior Notes due 2025 (the “Notes”) of CTR Partnership, L.P. and CareTrust Capital Corp. (together, the “Issuers”). The Notes are being issued under an Indenture (the “Base Indenture”), dated May 24, 2017, among the Issuers, CareTrust REIT, Inc. (“CareTrust”) and Wells Fargo Bank, National Association (the “Trustee”), as amended and supplemented by the First Supplemental Indenture (the “Supplemental Indenture”), dated May 24, 2017, among the Issuers, CareTrust, the Guarantors and the Trustee. The Base Indenture as amended and supplemented by the Supplemental Indenture, is referenced herein as the “Indenture.” The Notes are being guaranteed by the Guarantors pursuant to the guarantee included in the Indenture (the “Guarantee”), and are being sold pursuant to an Underwriting Agreement, dated as of May 10, 2017 (the “Underwriting Agreement”), among the Issuers, CareTrust, the Guarantors, and KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and Barclays Capital Inc., as representatives of the several underwriters named therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)    the registration statement on Form S-3 (Registration No. 333-217670) filed by Issuers and the other guarantors with the Securities and Exchange Commission (the “SEC”) on May 4, 2017 (such registration statement, including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);

May 24, 2017

(ii)    the prospectus dated May 4, 2017, included in the Registration Statement, relating to the offering from time to time of the Issuers’ debt securities and the related guarantees of the guarantors (the “Base Prospectus”);

(iii)    the preliminary prospectus supplement dated May 8, 2017, relating to the Notes, in the form filed on May 8, 2017 with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iv)    the prospectus supplement dated May 10, 2017, relating to the Notes, in the form filed on May 11, 2017 with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(v)    the Underwriting Agreement;

(vi)    the Indenture;

(vii)    the form of the Notes attached to the Supplemental Indenture;

(viii)    the global notes (the “Global Notes”) executed by the Issuers pursuant to the Indenture, in the aggregate principal amount of $300,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;

(ix)    the organizational documents of the Nevada Guarantors (collectively, the “Organizational Documents”);

(x)    a certificate of existence issued as of a recent date by the Secretary of State of the State of Nevada as to each of the Nevada Guarantors;

(xi)    an online search of the records of the Secretary of State of the State of Nevada as of a recent date with respect to each of the Nevada Guarantors;

(xii)    the authorization documents listed in Exhibit B hereto and the certificate of the Secretaries of the Nevada Guarantors or their sole members listed in Exhibit C hereto; and

(xiii)    the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Nevada Guarantors and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

May 24, 2017

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic, PDF or faxed copies. In conducting our examination of executed documents or documents to be executed, we have assumed that all parties thereto, other than the Nevada Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by all parties thereto, other than the Nevada Guarantors, of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of all parties thereto. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Nevada Guarantors and others.

Based upon the foregoing and subject to the limitations, comments, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	Each of the Nevada Guarantors is a limited liability company , validly existing under the laws of the State of Nevada and each such entity’s authority to transact business in the State of Nevada is active.

2.	Each of the Nevada Guarantors has the limited liability company power and authority to execute and deliver the Supplemental Indenture and the Guarantee and to perform its obligations thereunder. The execution, delivery and performance by each of the Nevada Guarantors of the Supplemental Indenture and the Guarantee has been duly authorized.

3.	The Nevada Guarantors have each duly executed and delivered the Supplemental Indenture and the Guarantee.

The opinions stated in this opinion letter are limited to the laws of the State of Nevada, and we express no opinion regarding the federal laws of the United States of America or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.3 to the Current Report on Form 8-K dated the date hereof filed by CareTrust and incorporated by reference into the Registration Statement, and the reference to Albright, Stoddard, Warnick & Albright under the caption “Legal Matters” in the prospectus supplement constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

May 24, 2017

Very truly yours

/s/ Albright, Stoddard, Warnick & Albright

May 24, 2017

Exhibit A

Guarantors

Entity
Paredes Health Holdings LLC

Tenth East Holdings LLC

Mesquite Health Holdings LLC

Jefferson Ralston Holdings LLC

Queensway Health Holdings LLC

Irving Health Holdings LLC

Avenue N Holdings LLC

Expo Park Health Holdings LLC

Falls City Health Holdings LLC

Gillette Park Health Holdings LLC

Wayne Health Holdings LLC

CM Health Holdings LLC

Trinity Mill Holdings LLC

Lafayette Health Holdings LLC

Gazebo Park Health Holdings LLC

Prairie Health Holdings LLC

Jordan Health Properties LLC

Flamingo Health Holdings LLC

Salmon River Health Holdings LLC

Fort Street Health Holdings LLC

Snohomish Health Holdings LLC

Oleson Park Health Holdings LLC

May 24, 2017

Moenium Holdings LLC

Rio Grande Health Holdings LLC

Josey Ranch Healthcare Holdings LLC

Big Sioux River Health Holdings LLC

Cottonwood Health Holdings LLC

Dixie Health Holdings LLC

Queen City Health Holdings LLC

Saratoga Health Holdings LLC

Verde Villa Holdings LLC

Hillview Health Holdings LLC

51st Avenue Health Holdings LLC

Wisteria Health Holdings LLC

Lowell Health Holdings LLC

Renee Avenue Health Holdings LLC

Northshore Healthcare Holdings LLC

Willits Health Holdings LLC

Arapahoe Health Holdings LLC

49th Street Health Holdings LLC

Orem Health Holdings LLC

RB Heights Health Holdings LLC

Lowell Lake Health Holdings LLC

Cherry Health Holdings, Inc.

Fig Street Health Holdings LLC

Fifth East Holdings LLC

Boardwalk Health Holdings LLC

Burley Healthcare Holdings LLC

May 24, 2017

Price Health Holdings LLC

Lemon River Holdings LLC

Memorial Health Holdings LLC

Silver Lake Health Holdings LLC

Willows Health Holdings LLC

Kings Court Health Holdings LLC

Emmett Healthcare Holdings LLC

18th Place Health Holdings LLC

Silverada Health Holdings LLC

San Corrine Health Holdings LLC

Ives Health Holdings LLC

Lockwood Health Holdings LLC

Long Beach Health Associates LLC

Ensign Southland LLC

Lufkin Health Holdings LLC

Mission CCRC LLC

Stillhouse Health Holdings LLC

Regal Road Health Holdings LLC

Guadalupe Health Holdings LLC

Polk Health Holdings LLC

South Dora Health Holdings LLC

Expressway Health Holdings LLC

Everglades Health Holdings LLC

Temple Health Holdings LLC

4th Street Holdings LLC

Bogardus Health Holdings LLC

May 24, 2017

Tulalip Bay Health Holdings LLC

Casa Linda Retirement LLC

Salt Lake Independence LLC

Dallas Independence LLC

Golfview Holdings LLC

Arrow Tree Health Holdings LLC

Trousdale Health Holdings LLC

Ensign Bellflower LLC

Anson Health Holdings LLC

Hillendahl Health Holdings LLC

Cedar Avenue Holdings LLC

Ensign Highland LLC

Granada Investments LLC

Meadowbrook Health Associates LLC

Mountainview Communitycare LLC

Plaza Health Holdings LLC

Rillito Holdings LLC

Sky Holdings AZ LLC

Terrace Holdings AZ LLC

Valley Health Holdings LLC

May 24, 2017

EXHIBIT B

Authorization Documents

Joint Action by Written Consent, dated March 24, 2017, of each of the Board of Directors CareTrust REIT, Inc., a Maryland corporation, the Board of Directors of CareTrust Capital Corp., a Delaware corporation, the Sole Member of CareTrust GP, LLC, a Delaware limited liability company, the General Partner of CTR Partnership, L.P., a Delaware limited partnership, and the sole member of each of the subsidiaries of CareTrust REIT, Inc. listed on Annex A attached thereto.

Joint Resolutions of the Pricing Committee of the Board of Directors of CareTrust REIT, the Board of Directors of CareTrust Capital Corp. and the General Partner of the Operating Partnership, dated May 10, 2017.

EXHIBIT C

Secretary’s Certificate

Secretary’s Certificate of each of the Guarantors , dated May 24, 2017, executed by William M. Wagner, as the Secretary of each of the Guarantors.